Exhibit 10.1

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”), dated as of _______, 2025, is entered into by and among CaliberCos Inc., a Delaware corporation (the “Company”), and ____________(the “Holder”). Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Note (as defined below).

WHEREAS, the Company has issued that certain Promissory Note (the “Note”) to the Holder in the principal amount of $_______;

WHEREAS, the Company and the Holder desire to enter into this Agreement, pursuant to which the Holder will convert and cancel a total of $____ which represents ___% of the Note (the “Conversion”) in exchange for ______ shares of Class A common stock, $0.001 par value, of the Company (the “Shares”) at a per Share conversion price of $____ (the Conversion Price”);

WHEREAS, the Conversion Price represents the lower of the average closing price of the shares of the Company’s Class A common stock as reported on Nasdaq for the five trading days immediately preceding the date of this Agreement or the closing bid price of the trading day immediately preceding the execution of this Agreement; and

WHEREAS, a total of $____ which represents ___% of the Note will remain in effect as an obligation of the Company.

WHEREAS, the Company and the Holder desire to memorialize the Conversion and all related representations, warranties and covenants of the respective parties through this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto hereby agree as follows:

Section 1. Conversion; Number of Shares; Closing; Release; Tax Consequences.

(a)       The Holder hereby irrevocably tenders to the Company and converts the entire outstanding principal balance of, and all accrued interest due and owing under, the Holder’s Note for the Shares as of the date of this Agreement. The Holder hereby agrees that effective upon the Closing (as defined below): (i) the Note is hereby automatically converted into the Shares; and (ii) all rights, title and interest arising under the Note are hereby cancelled, released, extinguished and of no further force and effect.

(b)       The Conversion shall take place remotely via the exchange of documents and signatures on the date hereof (the “Closing”). At the Closing, the Company shall cancel the Holder’s Note (subject to Section 1(a)(ii) above).

(c)       The Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the Conversion and the transactions contemplated by this Agreement. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Holder understands that it (and not the Company) shall be solely responsible for any tax liability that may arise as a result of the Conversion and the transactions contemplated by this Agreement.

Section 2. Holder’s Representations and Warranties. The Holder hereby represents and warrants to the Company as follows:

(a)       The Holder has good and valid title to its Note, free and clear of all restrictions, liens, charges or encumbrances (collectively the “Restrictions”), and is converting the Note free and clear of any and all such Restrictions.

(b)       The Holder also has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby in accordance with the terms hereof.

(c)       The Holder has experience in making investment decisions of this type and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Company and the acquisition of the Shares. The Holder has reviewed the Company’s periodic filings with the Securities and Exchange Commission with specific reference to the risk factors set forth therein and has had the opportunity to ask questions of the Company and have such questions answered.

(d)       The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act of 1933”), or state securities laws and, therefore, the Shares cannot be resold or transferred unless: (i) they are subsequently registered under the Securities Act of 1933 and applicable state securities or "Blue Sky" laws or exemptions from such registration are available and (ii) such resale or transfer complies with the terms and conditions of the Operating Agreement.

(e)       The Holder is an “accredited investor” within the meaning of Section 501(a) of Regulation D, as adopted pursuant to the Securities Act of 1933. The Holder can bear the economic risk of losing its entire investment in the Shares. The Holder is prepared to bear the economic risk of this investment for an indefinite time.

Section 3. Company’s Representations and Warranties.

(a)       The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business andis in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)       All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken.

(c)       The execution and delivery of this Agreement will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)       No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company prior to the execution of this Agreement in connection with the valid execution, delivery and performance of this Agreement.

(e)       The Shares are duly authorized in compliance with all applicable federal and state securities laws and, upon consummation of the transactions referenced herein, will be validly issued, fully paid and nonassessable.

(f)       Within ten (10) business days of the date hereof, the Company will file a resale registration statement with the Securities and Exchange Commission registering the Shares for resale.

Section 4. Counsel, Release Acknowledgment. EACH PARTY HERETO acknowledgeS that such party has CONSULTED, TO THE EXTENT IT HAS DESIRED TO DO SO, WITH its OWN INDEPENDENT COUNSEL IN CONNECTION WITH THIS AGREEMENT AND THE MATTERS CONTEMPLATED HEREBY. the HOLDER REPRESENTS AND WARRANTS THAT IT HAS READ AND FULLY UNDERSTANDS THE MEANING OF EACH PROVISION IN THIS AGREEMENT, INCLUDING THE RELEASE CONTANED HEREIN and acknowledges that it has voluntarily entered into this agreement.

Section 5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party hereto to be notified, (b) when sent by confirmed e-mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties: (i) at the addresses of the parties set forth on the signature pages hereto, (ii) such other address as a party may request by notifying the other in writing, or (iii) address as subsequently modified by written notice given in accordance with this Section 5. Any party may, by notice to the other party hereto, specify any other address (electronic or mailing) for the receipt of such notices, instruments or communications. Except as expressly provided in this Agreement, any notice, instrument or other communication shall be deemed properly given when sent in the manner prescribed in this Section 5. Any notice required or permitted by the Company’s Operating Agreement, or any provision of the Limited Liability Company Act of the State of Delaware may be given to the Holder at the addresses (electronic or mailing) (1) indicated beneath the Holder’s signature or (2) set forth in the Company’s books and records.

Section 6. Governing Law. This Agreement, and all matters arising directly and indirectly herefrom shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between parties in Delaware.

Section 7. Assignment; Successors and Assigns. Except as otherwise expressly provided herein, this Agreement may not be assigned by the Holder by operation of law or otherwise, and any attempted assignment shall be null and void, without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns (as permitted above) and legal representatives.

Section 8. Further Assurances. The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

Section 9. No Third-Party Rights. Except as otherwise expressly provided herein, this Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, assigns (as permitted above) and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, assigns (as permitted above) and legal representatives, any legal or equitable right, remedy or claim hereunder.

Section 10. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by .pdf, which shall be deemed an original.

Section 11. Entire Agreement. This Agreement, including the Exhibit attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings and agreements among them with respect to such matters.

Section 12. Amendment and Modification. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Holder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.

COMPANY:

CALIBERCOS INC.

By: ______________________________

Name: John C. Loeffler II
Title: CEO

Address: 8901 E. Mountain View Rd. Ste 150, Scottsdale, AZ 85258

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.

HOLDER:

Signature:

Name:

Address:

Email: